EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

Pioneer Natural Resources Company
(Exact name of obligor as specified in its charter)
____________________________

Delaware	75-2702753
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5205 N. O'Connor Boulevard, Suite 200
Irving, Texas	75039
(Address of principal executive offices)	(Zip code)

____________________________

Pioneer Natural Resources USA, Inc.
(Exact name of obligor as specified in its charter)
____________________________

Delaware	75-2516853
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5205 N. O'Connor Boulevard, Suite 200
Irving, Texas	75039
(Address of principal executive offices)	(Zip code)

_____________________________
Debt Securities
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Administrator of National Banks
United States Department of the Treasury
Washington, D.C. 20219

Federal Deposit Insurance Corporation
550 17th Street, N.W.
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
P.O. Box 7702
San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 18th day of May, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 6

May 18th, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,607
Interest-bearing balances		200,504
Securities:
Held-to-maturity securities		99,478
Available-for-sale securities		286,478
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		77
Securities purchased under agreements to resell		22,705
Loans and lease financing receivables:
Loans and leases held for sale		19,947
Loans and leases, net of unearned income	924,819
LESS: Allowance for loan and lease losses	10,502
Loans and leases, net of unearned income and allowance		914,317
Trading assets		36,745
Premises and fixed assets (including capitalized leases)		7,745
Other real estate owned		915
Investments in unconsolidated subsidiaries and associated companies		11,334
Direct and indirect investments in real estate ventures		233
Intangible assets:
Goodwill		22,695
Other intangible assets		17,298
Other assets		67,157

Total assets		$1,727,235

LIABILITIES
Deposits:
In domestic offices		$1,218,766
Noninterest-bearing	407,266
Interest-bearing	811,500
In foreign offices, Edge and Agreement subsidiaries, and IBFs		120,624
Noninterest-bearing	1,115
Interest-bearing	119,509

Dollar Amounts In Millions

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	6,444
Securities sold under agreements to repurchase	9,562
Trading liabilities	13,951
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	159,898
Subordinated notes and debentures	13,200
Other liabilities	29,006

Total liabilities	$1,571,451

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,705
Retained earnings	49,373
Accumulated other comprehensive income	(1,220)
Other equity capital components	—

Total bank equity capital	155,377
Noncontrolling (minority) interests in consolidated subsidiaries	407

Total equity capital	155,784

Total liabilities, and equity capital	$1,727,235

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
James Quigley
Enrique Hernandez, Jr
Cynthia Milligan